UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2017

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Albertsons Companies, LLC

(Exact name of registrant as specified in its charter)

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Delaware	333-218138	47-5579477
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

250 Parkcenter Blvd., Boise, Idaho	83706
(Address of principal executive offices)	(Zip Code)

(208) 395-6200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 if the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement

On September 25, 2017, certain subsidiaries of Albertsons Companies, LLC (the “Company”) entered into an Agreement of Purchase and Sale of Real Estate (the “Sale Agreement”) with CF Albert LLC, an unaffiliated entity (the “Purchaser”), relating to the sale of 71 of the Company’s properties (the “Properties”) to Purchaser for an aggregate purchase price, exclusive of closing costs, of approximately $720 million. Pursuant to the Sale Agreement and upon the closing of the sale of the Properties, the Company expects to enter into lease agreements with Purchaser for each of the Properties for initial terms of 20 years. The Company has eight options for five-year renewals of the terms of the leases. The sale-leaseback of the Properties, which is subject to customary closing conditions, is expected to be completed during the 12 week period ended December 2, 2017.

The foregoing description of the Sale Agreement is qualified in its entirety by reference to the full text of the Sale Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Agreement of Purchase and Sale of Real Estate, dated September 25, 2017, by and among CF Albert LLC and the entities listed on Annex A thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, LLC

Dated: September 29, 2017
	By:	/s/ Robert A. Gordon
Robert A. Gordon
Executive Vice President, General
Counsel and Secretary